Exhibit 10.6

Execution Version

AMENDED AND RESTATED RECOURSE AGREEMENT

This RECOURSE AGREEMENT (this “Agreement”) is executed as of June 28, 2019, by MACK-CALI REALTY CORPORATION, a Maryland corporation (“MCRC”), MACK-CALI REALTY, L.P., a Delaware limited partnership (“MCRLP”) and ROSELAND RESIDENTIAL TRUST, a Maryland real estate investment trust (“RRT”) (each of MCRC, MCRLP and RRT, a “Responsible Party” and, collectively, the “Responsible Parties”), in favor of RPIIA-RLA AGGREGATOR, L.L.C., a Delaware limited liability company (“RP Investor I”), and RPIIA-RLB, L.L.C., a Delaware limited liability company (“RP Investor II” and, together with its and RP Investor I’s respective successors and assigns, each, a “Rockpoint Preferred Holder,” and collectively, the “Rockpoint Preferred Holders”).

W I T N E S E T H:

A.                                    The Responsible Parties, Mack-Cali Property Trust, a Maryland real estate investment trust (“MCPT”), Mack-Cali Texas Property, L.P., a Texas limited partnership (“MCTP”), the Rockpoint Preferred Holders, and Roseland Residential, L.P., a Delaware limited partnership (the “Partnership”) have entered into that certain Preferred Equity Investment Agreement dated June 26, 2019 (the “Investment Agreement”), pursuant to which RP Investor I is acquiring, concurrently herewith, additional Preferred Interests of the Partnership.

B.                                    In connection with the Investment Agreement and concurrently herewith, RRT, as the general partner of the Partnership and the Rockpoint Preferred Holders, as existing or newly admitted limited partners of the Partnership, and, for the purposes set forth therein, MCRLP, MCRC and the other parties named therein, are entering into that certain Third Amended and Restated Limited Partnership Agreement of the Partnership, dated as of the date hereof (the “Limited Partnership Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Limited Partnership Agreement.

C.                                    The Partnership directly or indirectly owns certain real property (individually or collectively, as the context may require, “Property,” and any Person through which the Partnership owns its interests in such Property, a “Property Owner”), more particularly described in the Limited Partnership Agreement.

D.                                    The Rockpoint Preferred Holders have required, as conditions to their entering into the Investment Agreement, dated February 27, 2017 (the “Preferred Equity Investment Agreement (Original),” and the investment in the Partnership made pursuant thereto, the “Original Preferred Investment”), among the Partnership, the Responsible Parties, MCPT, MCTP, Roseland Residential Holding L.L.C., a Delaware limited liability company, RPIIA-RLA, L.L.C., a Delaware limited liability company, and RP Investor II, the Investment Agreement and the Limited Partnership Agreement, and RP Investor I making its additional investment in the Partnership (such additional investment, together with the Original Preferred Investment, the “Preferred Investment”), that (i) the Responsible Parties, jointly and severally, unconditionally guarantee the payment and performance to the Rockpoint Preferred Holders of the Recourse Obligations (as herein defined) and (ii) the Responsible Parties agree and the Responsible Parties have agreed, to enter into this Agreement with the Rockpoint Preferred Holders, in order to amend and restate that certain Recourse Agreement dated as of March 10, 2017 by and among certain of the parties hereto.

E.                                     The Responsible Parties own direct or indirect interests in the Partnership, and the Responsible Parties will directly benefit from the Preferred Investment by RP Investor I in the Partnership.

NOW, THEREFORE, as an inducement to the Rockpoint Preferred Holders to enter into the Investment Agreement and the Limited Partnership Agreement and to RP Investor I making the Preferred Investment, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1
NATURE AND SCOPE OF GUARANTY

Section 1.1                                   Guaranty of Obligations.

(a)                                 Each Responsible Party hereby irrevocably and unconditionally guarantees to the Rockpoint Preferred Holders and their successors and assigns the payment and performance of the Recourse Obligations, as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise.  Each Responsible Party hereby irrevocably and unconditionally covenants and agrees that it is liable for the Recourse Obligations as a primary obligor.

(b)                                 As used herein, the term “Recourse Obligations” means any Losses (as herein defined) actually incurred or suffered by the Rockpoint Preferred Holders and their permitted assignees arising out of or in connection with any of the following actions, in each case taken or not taken, as the case may be, by the Partnership, any Property Owner, any Responsible Party or any of their respective Controlled Affiliates (as defined below), agents, contractors or anyone acting at the direction of any of the foregoing (collectively, the “RR Parties” and each a “RR Party”), and in each case whether occurring before or after the date hereof:  (i) distributions, payments or transfers of, or the failure to make distributions, payments or transfers of, Available Cash, Class A Capital Event Cash Flow, or Class B Capital Event Cash Flow, or the Property or any portion thereof, (ii) the failure to make any Purchase Payment, redemption payment, payment in respect of any indemnity obligation under the Limited Partnership Agreement, or any payment in connection with the dissolution of the Partnership, or the purchase of Rockpoint REIT Interests or Partnership Interests when due, or (iii) the failure to honor any Conversion Election made by a Rockpoint Preferred Holder, in any case that is a breach of the Limited Partnership Agreement that has not been cured before the expiration of any applicable notice and cure periods set forth in the Limited Partnership Agreement.

(c)                                  As used herein, the term “Losses” means the Available Cash, Class A Capital Event Cash Flow, or Class B Capital Event Cash Flow, or the value of any Security or Property or any portion thereof, or the amount of any Purchase Payment, redemption payment, payment in respect of any indemnity obligation under the Limited Partnership Agreement, or any payment in connection with the dissolution of the Partnership or the purchase of Rockpoint REIT interests or Partnership Interests, which, if not for a breach of the Limited Partnership Agreement by the Partnership, RRT or any other RR Party, would have been, or would have been required to have been, distributed, paid or transferred to (or imputed to the capital account of) the Rockpoint Preferred Holders or REIT Owners under the terms of the Limited Partnership Agreement, as well as reasonable attorneys’ fees and other out-of-pocket expenses incurred in connection with investigating, enforcing or defending any right hereunder and/or breach hereof.

(d)                                 Notwithstanding anything to the contrary in this Agreement or in any of the other Transaction Documents, the Rockpoint Preferred Holders shall not be deemed to have waived any right which the Rockpoint Preferred Holders may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Preferred Investment.

Section 1.2                                   Termination of Guaranty.  The obligations and liability of the Responsible Parties, and the rights of the Rockpoint Preferred Holders to assert a claim against the Responsible Parties for performance and payment of the Recourse Obligations, shall terminate following:  (i) conversion by the Rockpoint Preferred Holders of their Preferred Units to Common Units pursuant to the terms of the Limited Partnership Agreement; or (ii) the redemption or purchase of the Rockpoint Preferred Holders’ Preferred Interests in the Partnership, directly or indirectly, by the Partnership or the Responsible Parties pursuant to the Limited Partnership Agreement, in which, following such redemption or purchase, the Rockpoint Preferred Holders no longer hold Preferred Units, directly or indirectly.  Notwithstanding the foregoing, any Recourse Obligations that arose prior to such termination and that remain outstanding, shall continue as the valid obligations and liabilities of the Responsible Parties until satisfied in full.

Section 1.3                                   Nature of Guaranty.  This Agreement is an irrevocable, absolute, continuing guaranty of payment and performance of the Recourse Obligations and not a guaranty of collection.  This Agreement may not be revoked by any Responsible Party and shall continue to be effective with respect to any Recourse Obligations arising or created after any attempted revocation by any Responsible Party.  The fact that at any time or from time to time the Recourse Obligations may be increased or reduced shall not release or discharge the obligation of any Responsible Party to the Rockpoint Preferred Holders with respect to the Recourse Obligations.  This Agreement may be enforced by the Rockpoint Preferred Holders, and any subsequent holder of the Preferred Interests of the Rockpoint Preferred Holders under the Limited Partnership Agreement, and shall not be discharged by the assignment or negotiation of all or part of any such Preferred Interests.

Section 1.4                                   Recourse Obligations Not Reduced by Offset.  The Recourse Obligations and the liabilities and obligations of the Responsible Parties to the Rockpoint Preferred Holders hereunder are joint and several obligations of the Responsible Parties, and shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of the Partnership or any other party against the Rockpoint Preferred Holders or against payment of the Recourse Obligations, whether such offset, claim or defense arises in connection with the Recourse Obligations (or the transactions creating the Recourse Obligations) or otherwise.

Section 1.5                                   Payment By Responsible Parties.  If all or any part of the Recourse Obligations is or shall give rise to a monetary obligation, and such monetary obligation shall not be punctually paid when due under the terms of the Limited Partnership Agreement, whether at demand, maturity, acceleration or otherwise, the Responsible Parties shall, immediately upon demand by the Rockpoint Preferred Holders and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, all such notices being hereby waived by the Responsible Parties, pay in lawful money of the United States of America, the amount due on the Recourse Obligations to the Rockpoint Preferred Holders or REIT Owners at the Rockpoint Preferred Holders’ address as set forth herein.  Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Recourse Obligations and may be made from time to time with respect to the same or different items of Recourse Obligations.  Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.6                                   No Duty To Pursue Others.  It shall not be necessary for the Rockpoint Preferred Holders (and the Responsible Parties hereby waive any rights which the Responsible Parties may have to require the Rockpoint Preferred Holders), in order to enforce the obligations of the Responsible Parties hereunder, first to (i) institute suit or exhaust its remedies against the Partnership or others liable for the outstanding Preferred Interests or the Recourse Obligations or any other Person, (ii) enforce the Rockpoint Preferred Holders’ rights after an Event of Default, (iii) enforce the Rockpoint Preferred Holders’ rights against any other guarantors of the Recourse Obligations, (iv) join the Partnership or any others liable on the Recourse Obligations in any action seeking to enforce this Agreement, (v) exhaust any remedies available to the Rockpoint Preferred Holders under any of the Transaction Documents, or (vi) resort to any other means of obtaining payment of the Recourse Obligations.  The Rockpoint Preferred Holders shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Recourse Obligations; provided, that any amounts on account of the Recourse Obligations received by the Rockpoint Preferred Holders from sources other than the Responsible Parties shall reduce the liability of the Responsible Parties for the Recourse Obligations by such amounts received, including, without limitation, pursuant to the provisions of the Limited Partnership Agreement.

Section 1.7                                   Waivers.  Except as otherwise provided herein or with respect to any notice and cure periods set forth herein or in the Limited Partnership Agreement, each Responsible Party agrees to the provisions of the Transaction Documents and hereby waives notice of (i) acceptance of this Agreement, (ii) any amendment of the Investment Agreement, the Limited Partnership Agreement or any other Transaction Document, (iii) the execution and delivery by any Responsible Party, or any of their respective Affiliates, and the Rockpoint Preferred Holders of any other agreement or of the execution and delivery by any Responsible Party, or any of their respective Affiliates, of any other document arising under the Transaction Documents or in connection with any Property, (iv) the occurrence of (A) any breach by any Responsible Party, or any of their respective Affiliates, of any of the terms or conditions of the Investment Agreement or the Limited Partnership Agreement or any of the other Transaction Documents, or (B) an Event of Default, (v) the Rockpoint Preferred Holders’ transfer or disposition of the Recourse Obligations, or any part thereof, (vi) the enforcement of the Rockpoint Preferred Holders’ rights under the Investment Agreement or the Limited Partnership Agreement, (vii) protest, proof of non-payment or default by RRT or MCRLP, or (viii) any other action at any time taken or omitted by the Rockpoint Preferred Holders and, generally, all demands and notices of every kind in connection with this Agreement, the Investment Agreement, the Limited Partnership Agreement, any documents or agreements evidencing, securing or relating to any of the Recourse Obligations and/or the obligations hereby guaranteed.

Section 1.8                                   Payment of Expenses.  The Responsible Parties shall, promptly upon demand by the Rockpoint Preferred Holders, pay the Rockpoint Preferred Holders all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Rockpoint Preferred Holders in the enforcement hereof or the preservation of the Rockpoint Preferred Holders’ rights hereunder, together with interest thereon at the rate of 18% per annum, compounded monthly, from the fifteenth (15th) business day after the date requested in writing by the Rockpoint Preferred Holders until the date of payment to the Rockpoint Preferred Holders.  The covenant contained in this Section shall survive the payment and performance of the Recourse Obligations.

Section 1.9                                   Effect of Bankruptcy.  In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, the Rockpoint Preferred Holders must rescind or restore any payment or any part thereof received by the Rockpoint Preferred Holders in satisfaction of the Recourse Obligations, as set forth herein, any prior release or discharge from the terms of this Agreement given to any Responsible Party by the Rockpoint Preferred Holders to the extent of such sums rescinded or restored shall be without effect and this Agreement shall remain (or shall be reinstated to be) in full force and effect.  It is the intention of the Partnership and the Responsible Parties that a Responsible Party’s obligations hereunder shall not be discharged except by the Responsible Parties’ performance of such obligations and then only to the extent of such performance.

Section 1.10                            Waiver of Subrogation, Reimbursement and Contribution.  Notwithstanding anything to the contrary contained in this Agreement, each Responsible Party hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including any law subrogating any Responsible Party to the rights of the Rockpoint Preferred Holders), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from the Partnership or any other party liable for the payment of any or all of the Recourse Obligations, other than from the other Responsible Parties, for any payment made by any Responsible Party under or in connection with this Agreement or otherwise.

ARTICLE 2
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING RESPONSIBLE PARTIES’ OBLIGATIONS

Each Responsible Party hereby consents and agrees to each of the following and agrees that such Responsible Party’s obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including rights to notice) which such Responsible Party might otherwise have as a result of or in connection with any of the following:

Section 2.1                                   Modifications.  Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Recourse Obligations, the Investment Agreement, the Limited Partnership Agreement, or any other document, instrument, contract or understanding between the Partnership and either the Rockpoint Preferred Holders or any other parties pertaining to the Recourse Obligations or any failure of the Rockpoint Preferred Holders to notify such Responsible Party of any such action.

Section 2.2                                   Adjustment.  Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Rockpoint Preferred Holders to the Partnership or any Responsible Party.

Section 2.3                                   Condition of the Partnership or any Responsible Party.  The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Partnership, any Responsible Party or any other Person at any time liable for the payment of all or part of the Recourse Obligations; or any dissolution of the Partnership or any Responsible Party or any sale, lease or transfer of any or all of the assets of the Partnership or any Responsible Party or any changes in the direct or indirect shareholders, partners or members, as applicable, of the Partnership or any Responsible Party; or any reorganization of the Partnership or any Responsible Party.

Section 2.4                                   Invalidity of Recourse Obligations.  The invalidity, illegality or unenforceability of all or any part of the Recourse Obligations or any document or agreement executed in connection with the Recourse Obligations for any reason whatsoever, including the fact that (i) the Recourse Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Recourse Obligations or any part thereof is ultra vires, (iii) the officers or representatives of the RR Parties executing the Investment Agreement, the Limited Partnership Agreement or the other Transaction Documents or otherwise creating the Recourse Obligations acted in excess of their authority, (iv) the Recourse Obligations violate applicable usury laws, (v) the Partnership or any other Person has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Recourse Obligations wholly or partially uncollectible from the Partnership or such other Person(s), (vi) the creation, performance or repayment of the Recourse Obligations (or the execution, delivery and performance of any document or instrument representing part of the Recourse Obligations or executed in connection with the Recourse Obligations or given to secure the repayment of the Recourse Obligations) is illegal, uncollectible or unenforceable, or (vii) the Investment Agreement, the Limited Partnership Agreement or any of the other Transaction Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that each Responsible Party shall remain liable hereon to the extent set forth in this Agreement regardless of whether the Partnership or any other Person be found not liable on the Recourse Obligations or any part thereof by reason of any invalidity, illegality or unenforceability of all or any part of the Recourse Obligations or any document or agreement executed in connection with the Recourse Obligations for any reason.

Section 2.5                                   Other Collateral.  The taking or accepting of any security, collateral or other guaranty, or other assurance of payment, for all or any part of the Recourse Obligations.

Section 2.6                                   Care and Diligence.  The failure of the Rockpoint Preferred Holders or any other party to exercise diligence or reasonable care in enforcing the Recourse Obligations, including any neglect, delay, omission, failure or refusal of the Rockpoint Preferred Holders (i) to take or prosecute any action for the collection of any of the Recourse Obligations, (ii) to declare an Event of Default, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Recourse Obligations.

Section 2.7                                   Unenforceability.  The fact that the Recourse Obligations, or any part thereof, shall prove to be unenforceable, it being recognized and agreed by each Responsible Party that such Responsible Party is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity or enforceability of any Transaction Document, unless such unenforceability is the result of fraud, gross negligence or wilful misconduct of the Rockpoint Preferred Holders.

Section 2.8                                   Offset.  Any existing or future right of offset, claim or defense of the Partnership against any Rockpoint Preferred Holders, or any other party, or against payment of the Recourse Obligations, whether such right of offset, claim or defense arises in connection with the Recourse Obligations (or the transactions creating the Recourse Obligations) or otherwise.

Section 2.9                                   Merger.  The reorganization, merger or consolidation of the Partnership or any Responsible Party into or with any other Person.

Section 2.10                            Preference.  Any payment by the Partnership to the Rockpoint Preferred Holders is held to constitute a preference under the Bankruptcy Code or for any reason the Rockpoint Preferred Holders are required to refund such payment or pay such amount to the Partnership or to any other Person, except if the Rockpoint Preferred Holders agree in writing, or a court of competent jurisdiction determines, that any such payment or amount is not owed by the Partnership.

Section 2.11                            Other Actions Taken or Omitted.  Any other action taken by any Person or omitted to be taken with respect to the Transaction Documents, the Recourse Obligations or the security and collateral therefor, whether or not such action or omission prejudices any Responsible Party or increases the likelihood that any Responsible Party will be required to pay the Recourse Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Responsible Party that such Responsible Party shall be obligated to pay the Recourse Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Recourse Obligations.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

To induce the Rockpoint Preferred Holders to enter into the Investment Agreement and the Limited Partnership Agreement and to induce RP Investor I to provide the Preferred Investment to the Partnership, each Responsible Party represents and warrants to the Rockpoint Preferred Holders as follows:

Section 3.1                                   Benefit.  Such Responsible Party is an Affiliate of the Partnership, is the owner of a direct or indirect interest in the Partnership and has received, or will receive, direct or indirect benefit from the making of this Agreement with respect to the Recourse Obligations.

Section 3.2                                   Familiarity and Reliance.  Such Responsible Party is familiar with, and has independently reviewed books and records regarding, the financial condition of the Partnership; however, such Responsible Party is not relying on such financial condition or any collateral as an inducement to enter into this Agreement.

Section 3.3                                   No Representation By the Rockpoint Preferred Holders.  Neither the Rockpoint Preferred Holders nor any other party has made any representation, warranty or statement to such Responsible Party in order to induce such Responsible Party to execute this Agreement.

Section 3.4                                   Responsible Party’s Financial Condition.  As of the date hereof, and after giving effect to this Agreement and the contingent obligation evidenced hereby, such Responsible Party (a) is and will be solvent, (b) has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Recourse Obligations.

Section 3.5                                   Legality.  The execution, delivery and performance by such Responsible Party of this Agreement and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which such Responsible Party is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which such Responsible Party is a party or which may be applicable to such Responsible Party.  This Agreement is a legal and binding obligation of such Responsible Party and is enforceable against such Responsible Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.6                                   Litigation.  There is no action, suit, proceeding or investigation pending or, to such Responsible Party’s knowledge, threatened in writing against such Responsible Party in any court or by or before any other governmental authority that, if adversely determined, could reasonably be expected to materially and adversely affect the ability of such Responsible Party to carry out the obligations contemplated by this Agreement.

Section 3.7                                   Survival of Representations and Warranties.  All representations and warranties made by such Responsible Party herein shall survive the execution hereof.

ARTICLE 4
SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1                                   Subordination of All Responsible Party Claims.  As used herein, the term “Responsible Party Claims” shall mean all debts and liabilities of the Partnership to Responsible Party, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of the Partnership thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by Responsible Party other than such debts and liabilities arising from, or in connection with, that certain Amended and Restated Discretionary Demand Promissory Note, dated June 28, 2019, or that certain Amended and Restated Shared Services Agreement, dated June 28, 2019.  The Responsible Party Claims shall include, without limitation, all rights and claims of a Responsible Party against the Partnership

(arising as a result of subrogation or otherwise) as a result of a Responsible Party’s payment of all or a portion of the Recourse Obligations.  So long as any portion of the Preferred Interests of the Rockpoint Preferred Holders or the Recourse Obligations remain outstanding, a Responsible Party shall not receive or collect, directly or indirectly, from the Partnership or any other Person any amount upon the Responsible Party Claims.

Section 4.2                                   Claims in Bankruptcy.  In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving Responsible Party as a debtor, the Rockpoint Preferred Holders shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Responsible Party Claims.  Should the Rockpoint Preferred Holders receive, for application against the Recourse Obligations, any dividend or payment which is otherwise payable to Responsible Party and which, as between the Partnership and any Responsible Party, shall constitute a credit against the Responsible Party Claims, then, upon payment to the Rockpoint Preferred Holders in full of the Recourse Obligations, Responsible Party shall become subrogated to the rights of the Rockpoint Preferred Holders to the extent that such payments to the Rockpoint Preferred Holders on the Responsible Party Claims have contributed toward the liquidation of the Recourse Obligations, and such subrogation shall be with respect to that proportion of the Recourse Obligations which would have been unpaid if the Rockpoint Preferred Holders have not received dividends or payments upon the Responsible Party Claims.

Section 4.3                                   Payments Held for the Benefit of Rockpoint Preferred Holders.  Notwithstanding anything to the contrary contained in this Agreement, in the event that a Responsible Party should receive any funds, payments, claims and/or distributions which are prohibited by this Agreement, such Responsible Party agrees to hold for the benefit of the Rockpoint Preferred Holders an amount equal to the amount of all funds, payments, claims and/or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to the Rockpoint Preferred Holders, and such Responsible Party covenants promptly to pay the same to the Rockpoint Preferred Holders.

ARTICLE 5
MISCELLANEOUS

Section 5.1                                   Waiver.  No failure to exercise, and no delay in exercising, on the part of the Rockpoint Preferred Holders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights of the Rockpoint Preferred Holders hereunder shall be in addition to all other rights provided by law.  No modification or waiver of any provision of this Agreement, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 5.2                                   Notices.  All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent (i) by hand, (ii) by email; provided, that such email is followed by delivery by overnight courier in accordance with the following clause (iii) or (iii) by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 5.2.  Any Notice shall be deemed to have been received:  (a) on the date of sending by email if sent during business hours on a Business Day (otherwise on the next Business Day), (b) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (c) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to the Rockpoint

Preferred Holders:                                              Rockpoint Growth and Income Real Estate Fund II
500 Boylston Street, Suite 2100
Boston, MA 02116
Facsimile:  (617) 437-7011
E-mail:  pboney@rockpointgroup.com
jgoldman@rockpointgroup.com
Attention:  Paisley Boney
Joseph Goldman

And to:                                                                                                       Rockpoint Growth and Income Real Estate Fund II
Woodlawn Hall at Old Parkland
3953 Maple Avenue, Suite 300
Dallas, TX 75219
Facsimile:  (972) 934-8836
E-mail:  rhoyl@rockpointgroup.com
Attention:  Ron Hoyl

with a copy to:                                                               Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, CA 90067
Attention:  Jesse Sharf and Glenn R. Pollner
Email:  JSharf@gibsondunn.com and GPollner@gibsondunn.com

If to any Responsible

Party:                                                                                                               c/o Mack-Cali Realty Corporation
Harborside 3, 210 Hudson Street, Suite 400
Jersey City, NJ 07311
Attention:  Gary Wagner, Esq., General Counsel and Secretary
Email:  gwagner@mack-cali.com

with a copy to:                                                               Seyfarth Shaw LLP
620 Eighth Avenue
New York, New York 10018-1405
Attention:  Blake Hornick
Email:  bhornick@seyfarth.com

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 5.2.  Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery.  Notice for any party may be given by its respective counsel.

Section 5.3                                   Governing Law; Jurisdiction; Service of Process.

(a)                                 THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE LAW OF ANOTHER JURISDICTION GOVERNING, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAWS.  EACH RESPONSIBLE PARTY CONSENTS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT WITHIN NEW YORK HAVING PROPER VENUE AND ALSO CONSENT TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY NEW YORK OR FEDERAL LAW.

(b)                                 ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY ROCKPOINT PREFERRED HOLDERS OR ANY RESPONSIBLE PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH RESPONSIBLE PARTY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  EACH RESPONSIBLE PARTY DOES HEREBY DESIGNATE AND APPOINT:

Seyfarth Shaw LLP

620 Eighth Avenue

New York, New York 10018-1405

Attention:  Blake Hornick

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND EACH RESPONSIBLE PARTY AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH RESPONSIBLE PARTY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT

EFFECTIVE SERVICE OF PROCESS UPON SUCH RESPONSIBLE PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  EACH RESPONSIBLE PARTY (I) SHALL GIVE PROMPT NOTICE TO THE ROCKPOINT PREFERRED HOLDERS OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.  NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE ROCKPOINT PREFERRED HOLDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY RESPONSIBLE PARTY IN ANY OTHER JURISDICTION.

Section 5.4                                   Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 5.5                                   Amendments.  This Agreement may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

Section 5.6                                   Parties Bound; Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.  The Rockpoint Preferred Holders shall have the right to assign or transfer its rights under this Agreement in connection with any assignment of Preferred Interests held by them and the Transaction Documents in accordance with the Investment Agreement and the Limited Partnership Agreement.  Any permitted assignee or transferee of the Rockpoint Preferred Holders shall be entitled to all the benefits afforded to the Rockpoint Preferred Holders under this Agreement.  No Responsible Party shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of the Rockpoint Preferred Holders, and any attempted assignment without such consent shall be null and void.

Section 5.7                                   Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

Section 5.8                                   Recitals.  The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 5.9                                   Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.  Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 5.10                            Rights and Remedies.  If any Responsible Party becomes liable for any amounts owing by the Partnership to the Rockpoint Preferred Holders, in respect of the Preferred Interests held by them or otherwise, other than under this Agreement, such liability shall not be in any manner impaired or affected hereby and the rights of the Rockpoint Preferred Holders hereunder shall be cumulative of any and all other rights that the Rockpoint Preferred Holders may ever have against such Responsible Party.  The exercise by the Rockpoint Preferred Holders of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 5.11                            Entirety.  THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF EACH RESPONSIBLE PARTY AND THE ROCKPOINT PREFERRED HOLDERS WITH RESPECT TO SUCH RESPONSIBLE PARTY’S GUARANTY OF THE RECOURSE OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF (INCLUDING THAT CERTAIN RECOURSE AGREEMENT DATED AS OF MARCH 10, 2017).  THIS AGREEMENT IS INTENDED BY EACH RESPONSIBLE PARTY AND THE ROCKPOINT PREFERRED HOLDERS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS AGREEMENT, AND NO COURSE OF DEALING BETWEEN ANY RESPONSIBLE PARTY AND THE ROCKPOINT PREFERRED HOLDERS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS AGREEMENT.  THERE ARE NO ORAL AGREEMENTS BETWEEN RESPONSIBLE PARTY AND THE ROCKPOINT PREFERRED HOLDERS WITH RESPECT TO THIS AGREEMENT.

Section 5.12                            Waiver of Right To Trial By Jury.  EACH RESPONSIBLE PARTY AND THE ROCKPOINT PREFERRED HOLDERS HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE ROCKPOINT PREFERRED HOLDERS

AND EACH RESPONSIBLE PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH RESPONSIBLE PARTY AND THE ROCKPOINT PREFERRED HOLDERS ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 5.13                            Cooperation.  Each Responsible Party acknowledges that the Rockpoint Preferred Holders and their successors and assigns may Transfer all or any portion of their Preferred Interests, or one or more interests therein, to investors in accordance with the Limited Partnership Agreement (the transactions thereby referred to are hereinafter each referred to as “Secondary Market Transaction”).  Each Responsible Party shall, at no material cost to such Responsible Party, cooperate with the Rockpoint Preferred Holders in effecting any such Secondary Market Transaction and shall provide (or cause the Partnership to provide) such information and materials as may be reasonably required or necessary.

Section 5.14                            Gender; Number; General Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Agreement may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “including” means “including but not limited to,” (d) the words “hereof,” “herein,” and “hereunder,” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provisions, (e) the word “Controlled Affiliates” means, as to any Person, any other Person that (i) is in Control of, is Controlled by, or is under common ownership or Control with such Person, (ii) is a director or officer of such Person or of an Affiliate of such Person, or (iii) is the spouse, issue, or parent of such Person or an Affiliate of such Person, (f) the word “Partnership” means “Partnership and any subsequent owner or owners of the Subsidiaries or any part thereof or interest therein,” (g) the word “Rockpoint Preferred Holders” means “the Rockpoint Preferred Holders and any subsequent holder of the Preferred Interests currently held or hereafter acquired by them pursuant to the terms of the Limited Partnership Agreement, (h) the word “Property” includes any portion of any Property and any interest therein, and (i) the phrases “attorneys’ fees,” “legal fees,” and “counsel fees” include any and all reasonable out-of-pocket attorneys’, paralegal and law clerk fees and disbursements, including fees and disbursements at the pre-trial, trial, and appellate levels, incurred or paid by the Rockpoint Preferred Holders in protecting or enforcing their respective rights hereunder.

Section 5.15                            Joint and Several.  The obligations and liabilities of each person or entity comprising the Responsible Parties hereunder are joint and several.

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IN WITNESS WHEREOF, each Responsible Party has executed this Agreement as of the day and year first above written.

RESPONSIBLE PARTIES:

MACK-CALI REALTY CORPORATION, a Maryland corporation

By:	/s/ Gary T. Wagner
Name:	Gary T. Wagner
Title:	General Counsel and Secretary

MACK-CALI REALTY, L.P., a Delaware limited partnership

By:	MACK-CALI REALTY
CORPORATION, a Maryland corporation, its general partner

	By:	/s/ Gary T. Wagner
	Name:	Gary T. Wagner
	Title:	General Counsel and Secretary

ROSELAND RESIDENTIAL TRUST, a Maryland real estate investment trust

By:	/s/ Gary T. Wagner
Name:	Gary T. Wagner
Title:	General Counsel and Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED RECOURSE AGREEMENT

RPIIA-RLA AGGREGATOR, L.L.C., a Delaware limited liability company

By:	/s/ Ron J. Hoyl
Name:	Ron J. Hoyl
Title:	Vice President

RPIIA-RLB, LLC, a Delaware limited liability company

By:	/s/ Ron J. Hoyl
Name:	Ron J. Hoyl
Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED RECOURSE AGREEMENT